                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 17, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ROYAL BANCSHARES OF PENNSYLVANIA, INC. will be held at Twelve Caesars Banquet Facility, 4200 City Line Avenue, Philadelphia, Pennsylvania, 18049 on Thursday, June 17, 1998, at 6:30 p.m. for the following purposes:

     1. ELECTION OF DIRECTORS. To elect five Class II Directors to serve a term of three years and until their successors are elected and qualified.

     2. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

     Only shareholders of record at the close of business on May 6, 1998, are entitled to notice of and to vote at the meeting.

     A copy of the 1997 Annual Report of Royal Bancshares of Pennsylvania, Inc. has been provided contemporaneously herewith. Additional copies of the 1997 Annual Report are available upon request.

                                          By Order of the Board of Directors

                                          /s/ RICHARD S. HANNYE
                                          --------------------------------------
                                          Richard S. Hannye, Esquire
                                          Secretary

Enclosures (Proxy Card and Annual Report)
May 22, 1998

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                             732 MONTGOMERY AVENUE
                          NARBERTH, PENNSYLVANIA 19072
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 17, 1998
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Royal Bancshares of Pennsylvania, Inc. (the "Corporation" ) for the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held on June 17, 1998, and any adjournment or postponement thereof. The expense of soliciting proxies will be borne by the Corporation. In addition to the use of the mails, directors, officers and employees of the Corporation may, without additional compensation, solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about May 22, 1998.

                        REVOCATION AND VOTING OF PROXIES

     The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Richard S. Hannye, Esquire, Secretary of the Corporation, at the address which appears above at any time before the proxy is voted at the Meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the five nominees for Class II Director identified in this Proxy Statement. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the Meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of the Corporation.

                   VOTING SECURITIES, RECORD DATE AND QUORUM

     Shareholders of record at the close of business on May 6, 1998 (the "Record Date") are entitled to vote at the Meeting and any adjournment or postponement thereof. At the close of business on the Record Date there were issued and outstanding 6,815,125 shares of Class A Common Stock ($2.00 par value per share) and 1,587,807 shares of Class B Common Stock ($0.10 par value per share).

     Each shareholder is entitled to one vote for each share of Class A Common Stock held by such shareholder and ten votes for each share of Class B Common Stock held by such shareholder on all matters to be acted upon at the Meeting, except that in the election of directors shareholders are entitled to vote shares cumulatively. See "ELECTION OF DIRECTORS -- CUMULATIVE VOTING."

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the conduct of business. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the Corporation. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     In the case of the election of directors and assuming the presence of a quorum, the five candidates for Class II receiving the highest number of votes in Class II shall be elected to the Board of Directors. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

                             PRINCIPAL SHAREHOLDERS

     The following table shows the amount of outstanding common stock beneficially owned by each shareholder (including any "group" as the term is used in Section 3(d)(3) of the Securities Exchange Act of 1934) known by the Registrant to be the beneficial owner of more than 5% of such stock, and all directors and officers as a group. The information is furnished as of February 28, 1998, on which date 6,813,645 Class A shares and 1,587,921 Class B shares were issued and outstanding.

                                                       SHARES BENEFICIALLY    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       OWNED(1)(2)        CLASS (8)
------------------------------------                   -------------------    ----------
Daniel M. Tabas(3)(6)(7).............................   3,477,860 (Class A)     50.54%
  543 Mulberry Lane                                     1,106,878 (Class B)     69.71%
  Haverford, PA 19041

Lee E. Tabas(4)(6)(7)................................     617,517 (Class A)      8.83%
  1 Dove Lane                                             103,146 (Class B)      6.50%
  Haverford, PA 19041

Richard Tabas(5)(7)..................................          55 (Class A)        --%
  1309 Lafayette Road                                     107,963 (Class B)      6.80%
  Gladwyne, PA 19035

---------------
(1) Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share and may be converted into shares of Class A Common Stock at the rate of 1.15 shares of Class A Common Stock for each share of Class B Common Stock.

(2) Beneficial ownership is determined in accordance with applicable regulations of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table set forth below, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 28, 1998. In addition, a person is deemed to beneficially own any stock for which he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or to direct the disposition of the stock. Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person.

(3) The 3,477,860 shares of Class A Common Stock and the 1,106,878 Class B shares beneficially owned by Daniel M. Tabas include: 2,251,276 shares of Class A Common Stock and 746,111 shares of Class B Common Stock held jointly with his wife, Evelyn R. Tabas; 60,831 shares of Class A Common Stock and 26,462 shares of Class B Common Stock owned by Rome Enterprise, a partnership controlled by Mr. Tabas; 1,016,743 shares of Class A Common Stock and 334,288 shares of Class B Common Stock owned by the children of Mr. Tabas; 81,211 shares of Class A Common Stock and 17 shares of Class B Common Stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 67,799 shares of Class A Common Stock that are exercisable within 60 days of February 28, 1998. Mr. Tabas shares power with Evelyn R. Tabas to vote and dispose of 3,477,860 shares of Class A Common Stock and 1,106,878 shares of Class B Common Stock. In calculating the tabulated percent of class, the additional 67,799 shares of Class A Common Stock were added to the shares of Class A Common Stock currently held by Mr. Tabas and to the total number of shares of Class A Common Stock outstanding assuming all options exercisable within 60 days of February 28, 1998 held by Mr. Tabas, were exercised.

(4) The 617,517 shares of Class A Common Stock and 103,146 shares of Class B Common Stock beneficially owned by Lee E. Tabas include: 122,199 shares of Class A Common Stock and 41,550 shares of Class B

    Common Stock owned jointly with his wife, Nancy Tabas; 3,574 shares of Class A Common Stock owned by his wife, Nancy Tabas; 27,360 shares of Class A Common Stock and 3,106 shares of Class B Common Stock owned by Mr. Tabas as custodian for his children; and options to purchase 179,503 shares of Class A Common Stock exercisable within 60 days of February 28, 1998. Mr. Tabas has sole power to vote and dispose of 329,422 shares of Class A Common Stock and 44,656 shares of Class B Common Stock. In addition, 196,190 shares of Class A Common Stock and 58,490 shares of Class B Common Stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of Common Stock are held in a trust under which Daniel
    M. Tabas retains voting control. In calculating the tabulated percent of class, the additional 179,503 shares of Class A Common Stock were added to the shares of Class A Common Stock currently held by Mr. Tabas and to the total number of shares of Class A Common Stock outstanding assuming all outstanding options held by Mr. Tabas which are exercisable within 60 days of February 28, 1998, were exercised.

(5) The 55 shares of Class A Common Stock and 107,963 shares of Class B Common Stock beneficially owned by Richard Tabas include: 74,273 shares of Class B Common Stock owned solely by Mr. Tabas; 13,049 shares of Class B Common Stock owned by his mother, Harriette Tabas; 55 shares of Class A Common Stock and 162 shares of Class B Common Stock owned by his wife, Leslie Silverman, Esquire; and 20,479 shares of Class B Common Stock owned by ANR Ventures, an entity partially controlled by Mr. Tabas. Upon information and belief, Mr. Tabas has sole power to vote and dispose of 74,273 shares of Class B Common Stock, shared power to vote or dispose of 20,479 shares of Class B Common Stock, and has no power to vote or dispose of 55 shares of Class A Common Stock and 13,211 shares of Class B Common Stock.

(6) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Susan Tabas Tepper, Howard Wurzak, members of their immediate families and their affiliates and associates, in the aggregate, own 4,516,755 shares of Class A Common Stock and 1,323,980 shares of Class B Common Stock.

(7) M. Tabas is the father of Lee E. Tabas, Robert R. Tabas and Susan Tabas Tepper, the uncle of Richard Tabas, and the father in law of Howard Wurzak.

(8) The percent of class assumes all options exercisable within 60 days of February 28, 1998 have been exercised and, therefore, on a pro forma basis, 7,132,541 shares of Class A Common Stock would be outstanding.

                             ELECTION OF DIRECTORS

     The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class shall be elected for a term of three years, so that the term of office of one class of directors shall expire at the Annual Meeting each year. The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors shall be determined by the Board of Directors. Any vacancy occurring on the Board of Directors may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the expiration of the term of office of the class of directors to which he or she was appointed.

     There have been several changes in the membership of the Corporation's Board of Directors since the 1997 Annual Meeting of Shareholders. On June 19, 1997, Charles Burhans, a Class I director, became a Director Emeritus. On September 18, 1997, Charles Willner, a Class II director , became a Director Emeritus. Effective December 31, 1997, Katherine B. L. Platt, a Class III director, resigned. Gregory Reardon was appointed as a Class II Director on July 17, 1997. Anthony J. Micale was appointed as a Class II director on November 20, 1997. Terri N. Gelberg was appointed as a Class II director on January 14, 1998. At the April 22, 1998 meeting of the Corporation's Board of Directors, among other things and in accordance with Article 10 of the Corporation's Bylaws, the directors fixed the number of directors in Class I at 4, the number in Class II at 5 and the number in Class III at 4. The Board of Directors then appointed Terri N.

Gelberg, who was a member of Class II, to fill the vacancy in Class III, and thereby make the size of the respective Classes as nearly even as possible.

     The Board of Directors has presently fixed the number of directors at thirteen. There are five directors whose term of office will expire at the Meeting and eight continuing directors whose terms of office will expire at the 1999 or 2000 Annual Meeting. The Board of Directors has nominated the following five persons for election to the Board of Directors as Class II Directors for a term of three years:

Jack R. Loew                                       Gregory T. Reardon
Anthony J. Micale                                  Robert R. Tabas
Albert Ominsky

     The Board of Directors has established, by resolution, a mandatory retirement age for directors. Upon reaching age seventy, a director must retire from the Board of Directors, but may become a Director Emeritus, who is entitled to attend meetings, but is not entitled to vote. There are currently six Directors Emeritus of the Corporation: Anthony Arobone, Royal Flagg Jonas, Alfred Stein, Charles Willner, Frank Grossman and Maurice Tepper. Daniel M. Tabas reached age seventy during 1993; however, the Board of Directors decided, in view of his long-standing relationship with the Corporation, ownership of shares of the Corporation's Common Stock and his years of service to the Corporation, to make an exception and permit Mr. Tabas to continue to serve on the Board of Directors.

                               CUMULATIVE VOTING

     In the election of directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting. Every shareholder may cast his or her whole number of such votes for one candidate or may distribute them among any two or more candidates in that class. The five candidates receiving the highest number of votes for Class II, shall be elected. There are no conditions precedent to the exercise of cumulative voting rights. Daniel M. Tabas and Lee E. Tabas, the persons named as proxies, will have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her Proxy how such votes are to be cumulated for voting purposes.

                INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
                             AND EXECUTIVE OFFICERS

     Information concerning the five persons to be nominated for election to the Board of Directors as Class II Directors at the Meeting, the eight continuing directors and the executive officers of the Corporation is set forth below, including the number of shares of Common Stock of the Corporation beneficially owned, as of February 28, 1998, by each of them. Unless otherwise indicated in a footnote, each nominee and continuing director holds sole voting and investment power with respect to shares beneficially owned.

                                                              DIRECTOR        SHARES         PERCENT
                                                             OR OFFICER    BENEFICIALLY        OF
NAME                                                  AGE      SINCE       OWNED(1)(3)     STOCK(2)(4)
----                                                  ---    ----------    ------------    -----------
NOMINEES
  Jack R. Loew......................................  50        1997               --            --
  Anthony J. Micale.................................  60        1997               --            --
  Albert Ominsky(6).................................  64        1982           23,278(A)       0.64%
                                                                               27,608(B)
  Robert R. Tabas(11)...............................  42        1988          174,779(A)       2.78%
                                                                               56,988(B)
  Gregory T. Reardon................................  44        1997              500(A)        .01%
DIRECTORS CONTINUING IN OFFICE
  Joseph P. Campbell................................  51        1982           61,682(A)       0.90%
                                                                               14,110(B)
  Daniel M. Tabas(7)(10)............................  74        1980        3,477,860(A)      54.56%
                                                                            1,106,878(B)
  Susan Tabas Tepper(8).............................  35        1996          196,377(A)       3.03%
                                                                               56,968(B)
  Howard Wurzak(9)..................................  43        1985           50,222(A)       0.58%
  Carl M. Cousins...................................  65        1993            7,981(A)       0.09%
  Terri N. Gelberg..................................  49        1998               --            --
  Lee E. Tabas(5)...................................  48        1980          617,517(A)       8.35%
                                                                              103,146(B)
  Edward B. Tepper..................................  58        1986           22,953(A)       0.59%
                                                                               24,085(B)
EXECUTIVE OFFICERS
James J. McSwiggan..................................  42        1993           11,129(A)       0.13%
  Chief Financial
  Officer and Treasurer
Richard S. Hannye...................................  40        1993            1,170(A)       0.01%
  Secretary and
  General Counsel
                                                                                           PERCENT OF
                                                                                            CLASS(5)
                                                                                              -----
All directors and executive officers as
  a group (15 persons)..............................   --            --    4,647,063(A)         65.15%
                                                                           1,497,746(B)         94.32%

---------------
 (1) Based on information furnished by beneficial owners or their representatives. Includes direct and indirect ownership and, unless otherwise indicated, also reflects sole voting and investment power with respect to reported holdings.

 (2) Assumes full conversion of Class B Common Stock to Class A Common Stock at the conversion factor of 1.15 shares of Class A shares for each share of Class B Common Stock. In calculating the tabulated percent of class for each officer and director who has exercisable stock options, the additional shares of

     Class A Common Stock to which such officer and director would be entitled upon the exercise of his options were added to the shares of Class A Common Stock currently held by such officer and director and to the total number of shares of Class A Common Stock outstanding assuming all outstanding exercisable options held by such officer and director were exercised.

 (3) Including options exercisable within 60 days of February 28, 1998, stock options unexercised, but currently exercisable, and stock beneficially owned.

 (4) The percent of class assumes all outstanding exercisable options and options exercisable within 60 days of February 28, 1998, issued to directors and officers, have been exercised and therefore, on a pro forma basis, 7,132,541 shares of Class A Common Stock would be outstanding at February 28, 1998.

 (5) The 617,517 shares of Class A Common Stock and 103,146 shares of Class B Common Stock beneficially owned by Lee E. Tabas include: 122,199 shares of Class A Common Stock and 41,550 shares of Class B Common Stock owned jointly with his wife, Nancy Tabas; 3,574 shares of Class A Common Stock owned by his wife, Nancy Tabas; 27,360 shares of Class A Common Stock and 3,106 shares of Class B Common Stock owned by Mr. Tabas as custodian for his children; and options to purchase 179,503 shares of Class A Common Stock exercisable within 60 days of February 28, 1998. Mr. Tabas has sole power to vote and dispose of 329,422 shares of Class A Common Stock and 44,656 shares of Class B Common Stock. In addition, 196,190 shares of Class A Common Stock and 58,490 shares of Class B Common Stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 7 below. These shares of Common Stock are held in a trust under which Daniel M. Tabas retains voting control. In calculating the tabulated percent of class, the additional 179,503 shares of Class A Common Stock were added to the shares of Class A Common Stock currently held by Mr. Tabas and to the total number of shares of Class A Common Stock outstanding assuming all outstanding options held by Mr. Tabas which are exercisable within 60 days of February 28, 1998, were exercised.

 (6) The 23,278 shares of Class A Common Stock and the shares of 27,608 Class B Common Stock beneficially owned by Mr. Ominsky include: 10,020 shares of Class A Common Stock and 27,608 shares of Class B Common Stock owned by Ominsky Messa & Tanner, P.C. as trustee for a rollover account for the benefit of Albert Ominsky; 4,414 shares of Class A Common Stock owned by Ominsky Messa & Tanner, P.C. Profit Sharing Plan, and options to purchase 8,844 shares of Class A Common Stock exercisable within 60 days of February 28, 1998.

 (7) The 3,477,860 shares of Class A Common Stock and the 1,106,878 Class B shares beneficially owned by Daniel M. Tabas include: 2,251,276 shares of Class A Common Stock and 746,111 shares of Class B Common Stock held jointly with his wife, Evelyn R. Tabas; 60,831 shares of Class A Common Stock and 26,462 shares of Class B Common Stock owned by Rome Enterprise, a partnership controlled by Mr. Tabas; 1,016,743 shares of Class A Common Stock and 334,288 shares of Class B Common Stock owned by the children of Mr. Tabas; 81,211 shares of Class A Common Stock and 17 shares of Class B Common Stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 67,799 shares of Class A Common Stock that are exercisable within 60 days of February 28, 1998. Mr. Tabas shares power with Evelyn R. Tabas to vote and dispose of 3,477,860 shares of Class A Common Stock and 1,106,878 shares of Class B Common Stock. In calculating the tabulated percent of class, the additional 67,799 shares of Class A Common Stock were added to the shares of Class A Common Stock currently held by Mr. Tabas and to the total number of shares of Class A Common Stock outstanding assuming all options exercisable within 60 days of February 28, 1998 held by Mr. Tabas, were exercised.

 (8) The 196,377 shares of Class A Common Stock and the 56,968 shares of Class B Common Stock beneficially owned by Susan Tabas Tepper include 192,481 shares of Class A Common Stock and 56,968 shares of Class Common Stock included under the beneficial ownership of Daniel M. Tabas described in footnote 7 above. These shares of Common Stock are held in a trust under which Daniel M. Tabas retains voting control.

 (9) The 50,222 shares of Class A Common Stock beneficially owned by Mr. Wurzak include 41,378 shares of which are owned solely by his children, Brittany, Chelsea and Jake Wurzak. Mr. Wurzak has no power to vote and dispose of these shares.

(10) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Susan Tabas Tepper, Howard Wurzak and members of their immediate families and their affiliates and associates, in the aggregate, own 4,516,755 shares of Class A Common Stock (67.75% assuming full conversion of Class B Common Stock to Class A Common Stock at a conversion factor of 1.15 shares of Class A Common Stock for each share of Class B Common Stock) and 1,323,980 shares of Class B Common Stock.

(11) Included in Robert R. Tabas's beneficial ownership are 142,975 shares of Class A Common Stock and 52,509 shares of Class B Common Stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 7 above. These shares of Common Stock are held in a trust under which Daniel M. Tabas retains voting control.

                CLASS II DIRECTORS -- NOMINEES (THREE YEAR TERM)

     Jack R. Loew, a DIRECTOR of the Corporation since January, 1997, is the President and Treasurer of Hough/Loew Associates, a design/build construction and development firm specializing in office, industrial and retail properties.

     Anthony J. Micale, a DIRECTOR of the Corporation is President of Micale Management Corporation and owns and operates eight MacDonald's restaurants.

     Albert Ominsky, a DIRECTOR of the Corporation, is an attorney and President of the law firm of Ominsky, Messa & Tanner, P.C. in Philadelphia, Pennsylvania.

     Gregory T. Reardon, a DIRECTOR of the Corporation, is the Managing Shareholder of a public accounting firm Weiss, Toub, Reardon & Company, P.C. in Philadelphia Pennsylvania, and President and owner of Valuation Advisors, Inc., a business appraisal firm in Philadelphia Pennsylvania.

     Robert R. Tabas is a Vice President, Senior Lender and DIRECTOR of the Corporation. Mr. Tabas is a Vice President with Tabas Enterprises. He is the son of Daniel M. Tabas, brother of Lee E. Tabas and Susan Tabas Tepper and the brother-in-law of Howard Wurzak.

                   CLASS I DIRECTORS -- CONTINUING IN OFFICE

     Joseph P. Campbell is Managing Director and a DIRECTOR of the Corporation. Mr. Campbell is also employed by Tabas Enterprises on a part time basis.

     Daniel M. Tabas is the Chairman of the Board and a DIRECTOR of the Corporation. His other principal occupation is Chief Executive Officer for Tabas Enterprises, which consists of various entities in the restaurant, hotel, real estate and entertainment businesses in the Philadelphia and Downingtown, Pennsylvania areas. He is the father of Lee E. Tabas, Robert R. Tabas and Susan Tabas Tepper, and the father-in-law of Howard Wurzak.(1)

     Susan Tabas Tepper, a DIRECTOR, does consulting and public relations work for Tabas Enterprises. Previously, she was employed by and performed public relations work for Royal Bank of Pennsylvania. She is the daughter of Daniel M. Tabas, the sister of Lee Evan Tabas and Robert R. Tabas, the daughter-in-law of Edward B. Tepper and the sister-in-law of Howard Wurzak.

     Howard Wurzak, a DIRECTOR of the Corporation, is General Manager of the Twelve Caesars banquet facility in Philadelphia, Pennsylvania. He is the son-in-law of Daniel M. Tabas, and the brother-in-law of Lee E. Tabas, Robert R. Tabas and Susan Tabas Tepper. (1)

                  CLASS III DIRECTORS -- CONTINUING IN OFFICE

     Carl M. Cousins, a DIRECTOR of the Corporation, is the owner and principal veterinarian of Fairmount Animal Hospital in Philadelphia, Pennsylvania.

     Terri N. Gelberg, a DIRECTOR of the Corporation, is the founding partner of Gelberg & Associates, P.C. in Philadelphia, Pennsylvania.

     Lee Evan Tabas is the President, Chief Executive Officer and a DIRECTOR of the Corporation. He is the son of Daniel M. Tabas, the brother of Robert R. Tabas and Susan Tabas Tepper and the brother-in-law of Howard Wurzak.

     Edward B. Tepper, a DIRECTOR of the Corporation, is the Chairman of the Philadelphia Kixx, a professional indoor soccer team, and the President of Tepper Properties, a real estate investment company in Villanova, Pennsylvania. He is the father-in-law of Susan Tabas Tepper.
---------------
(1) During 1997, the Corporation used the services of Twelve Caesars banquet facilities for customers, directors, and employee appreciation activities. Twelve Caesars complex is managed by Howard Wurzak, and owned by Daniel M. Tabas.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The committees of the Board of Directors are the Executive Board, the Audit Committee, and the Compensation, Stock Option and Appreciation Rights Plan Committee. The Corporation does not have a standing Nominating Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than 60 days prior to the date of the annual meeting of shareholders or not later than seven days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.

     The Executive Board of the Board of Directors conducted eighteen meetings in 1997. The members of the Executive Board during 1997 were Daniel M. Tabas, Lee E. Tabas, Albert Ominsky, Charles P. Willner (no longer a director), Edward
B. Tepper, Gregory T. Reardon and Joseph P. Campbell. The Executive Board has authority to supervise and direct the finances and business of the Corporation between the regular meetings of the Board of Directors.

     The Audit Committee met once in 1997. The members of the Audit Committee during 1997 were Daniel M. Tabas (ex officio), Lee E. Tabas (ex officio), Charles W. Burhans (no longer a director), Susan Tabas Tepper, Charles P. Willner (no longer a director), and Jack R. Loew. The Audit Committee supervises the Corporation's internal audit staff and reviews the outside certified public accounting firm's audit and management reports which are conducted annually.

     The Compensation Committee met three times in 1997. The members of this committee were Charles W. Burhans (no longer a director), Edward B. Tepper, Carl
M. Cousins, Katherine B. L. Platt (no longer a director), Jack R. Loew and Terri
N. Gelberg. Daniel M. Tabas and Lee E. Tabas attended the meetings in an ex officio capacity. The committee has the authority to manage, administer, amend and interpret the Stock Option Plan and to determine, among other things, (i) the employees to whom awards shall be made under the Plan; (ii) the type of the awards to be made and the amount, size and terms of such awards; and (iii) when awards shall be granted. Additionally, the Committee reviews and determines compensation for all officers and employees of the Corporation.

     The Board of Directors of the Corporation held twelve formal meetings during 1997. Each incumbent director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the various committees on which he or she served.

         REMUNERATION OF DIRECTORS AND OFFICERS AND OTHER TRANSACTIONS

     Each member of the Board of Directors receives a fee of $500 per board meeting attended. Additionally, a director receives $300 for each committee meeting attended; however, directors who are also employees of the Corporation are not compensated for attendance at committee meetings.

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth all compensation paid by the Registrant to the Chief Executive Officer and each of the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1997 for services rendered during the past three fiscal years.

                                                                  OTHER       RESTRICTED   SECURITIES       ALL
                                                                  ANNUAL        STOCK      UNDERLYING      OTHER
                                                               COMPENSATION    AWARD(S)     OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR  SALARY($)  BONUS($)(2)       ($)           ($)        SARS(#)        ($)(1)
---------------------------     ----  ---------  -----------   ------------   ----------   ----------   ------------
Daniel M. Tabas...............  1997   318,200     130,463        32,000         --           7,800        2,550
Chairman of the Board.........  1996   308,112     129,509        30,800         --          21,589        2,550
                                1995   300,597     132,564        30,800         --          25,505        2,550
Lee E. Tabas..................  1997   251,210      95,640        18,900         --           7,800        2,550
President and CEO.............  1996   243,247      94,941        17,800         --          17,044        2,550
                                1995   237,314      97,180        17,800         --          20,136        2,550
Joseph P. Campbell............  1997   159,305      37,323         6,000         --           3,480        2,550
Managing Director.............  1996   154,256      37,050         4,800         --           4,632        2,550
                                1995   150,493      37,924         4,800         --           3,648        2,550
James J. McSwiggan............  1997   122,146      28,617            --         --           2,668        2,550
Treasurer and CFO.............  1996   118,274      28,408            --         --           3,078        2,550
                                1995   115,390      29,078            --         --           2,797        2,550
Richard S. Hannye.............  1997   158,783          --         1,020         --           2,312        2,550
Corporate Counsel.............  1996   153,750          --           780         --           3,552        2,550
                                1995   150,000          --           720         --           3,636        2,550

---------------
(1) Consists of Bank's contribution to its Employee 401(k) Pension Plan, under which the Board of Directors has an obligation to match 100 percent of the total employee contributions up to an annual maximum of $2,550. The Plan is administered by J. M. Singley Associates, Inc. Each employee participant is entitled to contribute up to 15% of his gross salary or $9,500, whichever is less. Senior management executives are asked to refrain from contributing to the plan in the event the administrator determines such contributions would make the Plan top heavy. Each participant in the Plan will have credited to his Participant's Benefit Account his proportionate share of all appropriate amounts. Future benefits are based on future contributions.

(2) Bonuses of Messrs. Tabas, Campbell and McSwiggan are performance based and tied to goals set by the Compensation Committee.

                EMPLOYEE OPTIONS/SAR GRANTS IN FISCAL YEAR 1997

                                                                                                        POTENTIAL
                                                                                                        REALIZED
                                                                                                    VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                            NUMBER OF        %OF TOTAL                                 STOCK PRICE
                                           SECURITIES         OPTIONS       EXERCISE                APPRECIATION FOR
                                           UNDERLYING       GRANTED TO      OR BASE                    OPTION TERM
                                             OPTIONS         EMPLOYEES       PRICE     EXPIRATION   -----------------
NAME                                      GRANTED(#)(1)   IN FISCAL YEARS    ($/SH)       DATE        5%       10%
----                                      -------------   ---------------   --------   ----------   -------  --------
Daniel M. Tabas.........................      7,800           19.195%        13.75      4/20/07     67,489   170,929
Lee E. Tabas............................      7,800           19.195%        13.75      4/20/07     67,449   170,929
Joseph P. Campbell......................      3,480            8.564%        13.75      4/20/07     30,093    76,261
James J. McSwiggan......................      2,668            6.566%        13.75      4/20/07     23,071    58,466
Richard S. Hannye.......................      2,312            5.690%        13.75      4/20/07     19,993    50,665

---------------
(1) Pursuant to the employee stock option plan, the options are exercisable at 20% per year after the date of grant and must be exercised within ten years of the grant (April 20, 1997).

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND 1997 OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES                    VALUE OF
                                                             UNDERLYING UNEXERCISED           UNEXERCISED IN-THE MONEY
                               SHARES                           OPTIONS/SARS AT                    OPTIONS/SARS AT
                              ACQUIRED                         DECEMBER 31, 1997                  DECEMBER 31, 1997
                                 ON           VALUE      ------------------------------   ---------------------------------
NAME                         EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE   EXERCISABLE($)   UNEXERCISABLE($)
----                         -----------   -----------   --------------   -------------   --------------   ----------------
Daniel M. Tabas............    47,373       1,933,110        67,799          62,689         2,264,956         1,822,609
Lee E. Tabas...............        --              --       179,503          51,132         6,645,576         1,455,736
Joseph P. Campbell.........     2,224          64,437         9,446          12,130           300,313           300,545
James J. McSwiggan.........     1,779          51,544         8,182           9,540           258,193           238,701
Richard S. Hannye..........     2,339          45,274            --           7,514                --           179,623

---------------
(1) Value of unexercised options/SARS is based used the closing stock price at December 31, 1997.

     During 1997, no present or former officer or employee of the Corporation or its subsidiary and no individual who had a relationship with the Corporation requiring disclosure under Item 404 of Regulation S-K participated in deliberations of the Compensation Committee, concerning executive officer compensation. Lee E. Tabas and Daniel M. Tabas attended the meetings in an ex-officio capacity, but did not vote.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of Royal Bancshares of Pennsylvania, Inc. is responsible for the governance of the Corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and its subsidiaries. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Corporation provides compensation to its employees.

     The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a committee comprised of outside directors. The objectives of the Compensation Committee (the "Committee") are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans, to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation, the results of which will be improved profitability, increased dividends to the Corporation shareholders and subsequent appreciation in the market of the Corporation's shares.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee increased the Chief Executive Officer's (the "CEO") 1997 aggregate compensation by three percent (3%) to 1997 aggregate compensation of $365,750 in light of the Corporation's 1996 performance accomplishments: net income of $10.2 million, return on average equity of 12.7%, and nonperforming assets plus other real estate owned to total assets plus other real estate owned, of 1.45%. There is, however, no direct correlation between the CEO's compensation, the CEO's increase in compensation and any of the above criteria, nor is there any specific weight given by the Committee to any of the above specific individual criteria. Such increase in the CEO's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

EXECUTIVE OFFICERS COMPENSATION

     The Committee increased the Corporation's four Executive Officer's 1996 aggregate compensation by three percent (3%) to 1997 aggregate compensation of $993,857. Compensation increases were determined by the Committee based on subjective analysis of the Executive Officer's contribution to the Corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Committee consider among numerous factors the following: the Corporation's performance as measured by earnings, revenues, return on assets, growth in assets, return on equity, and the level of nonperforming assets. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the Committee is subjective after review of all information, including the above, it deems relevant.

     Total compensation opportunities available to the employees of the Corporation are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Corporation strives to offer compensation that is competitive with that offered employees of comparable size in our industry. Through these compensation policies, the Corporation strives to meets its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

                             COMPENSATION COMMITTEE

Edward B. Tepper  Carl M. Cousins
Jack R. Loew      Terri N. Gelberg

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     In the ordinary course of business, Royal Bank of Pennsylvania, the wholly-owned banking subsidiary of the Corporation (the "Bank"), has had, and expects to have in the future, banking transactions with directors, officers, principal shareholders of the Corporation and the Bank and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with others and no more than the normal risk of collectability or other unfavorable features. During the three years ended December 31, 1997 no transaction of the above nature exceeded $9,000,000 or 10 percent of the equity capital accounts of the Corporation.

     The largest aggregate amount of indebtedness to the Corporation and the Bank during the year 1997, by all Directors and Officers of the Corporation and Bank as a group, and their associates was $14,651,598. The total of such outstanding loans at December 31, 1997 was $14,651,598. Interest rates ranged for fixed rates from 7.5 percent to 10.5 percent. Floating rates ranged from prime to prime plus 2.5 points.

     The Corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other nonaffiliated vendors of the Corporation. In particular, the Corporation has used hospitality services of Directors Howard Wurzak, and Daniel Tabas.

                         COMMON STOCK PERFORMANCE GRAPH

     The following performance graph shows cumulative investment returns to shareholders based on the assumptions that (A) an investment of $100 was made on December 31, 1992, in each of the following: (i) Royal Bancshares of Pennsylvania, Inc. Class A Common Stock, (ii) the stock of all United States companies trading on the NASDAQ market, and (iii) common stock of the peer group of Mid-Atlantic banks with less than $500 million in assets; and (B) all dividends were reinvested in such securities over the past five years.

        Measurement Period          Royal Bancshares     NASDAQ - Total     Royal Bancshares
      (Fiscal Year Covered)          of Pennsylvania          U.S.             Peer Group
31-Dec-92                                   100                 100                 100
31-Dec-93                                180.46               114.8              140.67
31-Dec-94                                208.65              112.21              146.56
31-Dec-95                                291.06               158.7               175.9
31-Dec-96                                372.84              195.19              212.91
31-Dec-97                                825.87              239.53              362.57

                       BENEFICIAL OWNERSHIP -- COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than 10 percent of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation copies of all Section 16(a) forms they file.

     Based solely on its review of forms that were received from certain reporting persons, or written representations from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1997 through December 31, 1997, its officers and directors were in compliance with all filing requirements applicable to them.

                               LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation, there are no proceedings pending to which the Corporation and the Bank are a party or to which its property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's financial condition. There are no proceedings pending other than litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities.

                             SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the President of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than Thursday, February 21, 1999.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

     A COPY OF THE CORPORATION'S 1997 ANNUAL REPORT TO SHAREHOLDERS IS ENCLOSED. UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS REQUIRED TO BE FILED WITH SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 WILL BE PROVIDED WITHOUT CHARGE. REQUESTS SHOULD BE ADDRESSED TO JAMES J. MCSWIGGAN, TREASURER AND CFO, ROYAL BANCSHARES OF PENNSYLVANIA, INC., 732 MONTGOMERY AVENUE, NARBERTH, PENNSYLVANIA 19072.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                                      PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Daniel M. Tabas and Lee
E. Tabas and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class A Common Stock and all of the Shares of Class B Common Stock of ROYAL BANCSHARES OF PENNSYLVANIA, INC. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Twelve Caesars Banquet Facility, 4200 City Line Avenue, Philadelphia, Pennsylvania 18049, on Wednesday, June 17, 1998, at 6:30 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

         ELECTION OF CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM

         ________ FOR all nominees                 ________ WITHHOLD AUTHORITY
                  listed below (except                      to vote for all
                  as marked to the                          nominees listed
                  contrary below)                           below

         Jack R. Loew, Anthony J. Micale, Albert Ominksy, Gregory T. Reardon, Robert R. Tabas

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

         The Board of Directors recommends a vote FOR the election of the nominees listed above.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.


                                  Dated:__________________________________, 1998


                                  _____________________________________________


                                  _____________________________________________
                                   Signature(s)                          (Seal)

Number of Shares Held of
Record on May 6, 1998

________________________


         LEE E. TABAS AND ROBERT R. TABAS, THE PERSONS NAMED AS PROXIES, WILL HAVE THE RIGHT TO VOTE CUMULATIVELY AND TO DISTRIBUTE THEIR VOTES AMONG THE NOMINEES AS THEY CONSIDER ADVISABLE, UNLESS A SHAREHOLDER INDICATES ON HIS OR HER PROXY HOW HE OR SHE DESIRES THE VOTES TO BE CUMULATED FOR VOTING PURPOSES.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE TO THE CORPORATION IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.


________ Check here if you plan to attend the dinner following the Annual Meeting of Shareholders. If you plan to attend the dinner, please indicate the number of attendees:

Please also give the name of your guest                          .
_________________________________________________________________


                                                                          19